UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 6, 2016

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.
On January 7, 2016, Cabot Microelectronics Corporation (the "Company") issued a press release entitled "Cabot Microelectronics Corporation Announces Initiation of Quarterly Cash Dividend and Increase in Authorized Share Repurchase Program" announcing that its Board of Directors has authorized the initiation of a dividend program under which the Company intends to pay quarterly cash dividends on its common stock.  The Company's Board declared an initial quarterly cash dividend of $0.18 per share, which would represent an annualized rate of $0.72 per share, or approximately $18 million in the aggregate. The record date for the initial quarterly cash dividend will be the close of business on March 17, 2016, and the payable date for the initial quarterly cash dividend will be on or about April 15, 2016.  The declaration and payment of future dividends is subject to the discretion and determination of the Company's Board of Directors and management, based on a variety of factors, and the program may be suspended, terminated or modified at any time for any reason.

The press release referenced above also states that the Company's Board of Directors authorized an increase in the existing share repurchase program to $150 million from the approximately $75 million that was available on December 31, 2015.  The Company intends to continue to repurchase its shares pursuant to the program from time to time in open market transactions, depending on market conditions, at management's discretion.  The timing, manner, price and amounts of repurchases will be determined at the Company's discretion, and the share repurchase program may be suspended, terminated or modified at any time for any reason.  The repurchase program does not obligate the Company to acquire any specific number of shares.  In addition, as part of the share repurchase program, the Company also intends to repurchase shares pursuant to a Rule 10b5-1 plan, which permits stock repurchases when the Company might otherwise be precluded from doing so under insider trading laws or because of self-imposed trading blackout periods.

A copy of the press release issued by the Company with respect to the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                          Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated January 7, 2016, entitled "Cabot Microelectronics Corporation Announces Initiation of Quarterly Cash Dividend and Increase in Authorized Share Repurchase Program."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION
[Registrant]

Date: January 7, 2016	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Executive Vice President and Chief Financial Officer
[Principal Financial Officer]

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release, dated January 7, 2016, entitled "Cabot Microelectronics Corporation Announces Initiation of Quarterly Cash Dividend and Increase in Authorized Share Repurchase Program."